UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2011

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25413	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On April 8, 2011, Xi’an Baorun Industrial Development Co., Ltd. (“Xi’an Baorun”),  the  variable interest entity and deemed subsidiary through certain contractual relationships of China Integrated Energy, Inc., a Delaware corporation (the “Company”), received a written notice dated April 6, 2011 (the “Termination Notice”) from Shaanxi Highway Services Co., Ltd. (the “Shaanxi Highway Department”) notifying Xi’an Baorun that the Shaanxi Highway Department is terminating the Gas Station Leasing and Operation Agreement dated May 20, 2008 (the “Agreement”) between Xi’an Baorun and the Shaanxi Highway Department, pursuant to which four gas stations are leased to Xi’an Baorun by the Shaanxi Highway Department.  The Shaanxi Highway Department has recalled all of the 32 gas stations that are currently being leased by the Shaanxi Highway Department to third parties, including the four gas stations operated by Xi’an Baorun.  This reduces the total number of gas stations leased by Xi’an Baorun from thirteen to nine.

Pursuant to the terms of the Agreement, Xi’an Baorun made annual lease payments for each of the four gas stations of approximately $437,000 (RMB 3,000,000) which were required to be made in advance in five-year increments. The first five-year aggregate lease payment of $8,747,631 (RMB 60,000,000) has been paid by the Company to the Shaanxi Highway Department.  Pursuant to the Termination Notice, the Agreement will be terminated as of the date of the Termination Notice and the remaining lease term will not be fulfilled. The Company has been advised by the Shaanxi Highway Department to cease all operations at the four gas stations and to complete the transition of the operations of the gas stations to the Shaanxi Highway Department prior to April 15, 2011. Each gas station will be  inspected by the Shaanxi Highway Department, and upon its approval, the Company will receive the pro rated portion of the prepaid lease payment for the remaining terminated lease term by April 30, 2011.  The Company expects the aggregate returned amount to be approximately RMB26,000,000 (U.S. $3,970,496).

On April 20, 2011, the Company issued a press release relating to the termination of the four gas stations.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description
99.1	China Integrated Energy, Inc. Press Release dated April 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2011	China Integrated Energy, Inc.
	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	China Integrated Energy, Inc. Press Release dated April 20, 2011